UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 20, 2024

NI Holdings, Inc.
(Exact name of registrant as specified in its charter)

North Dakota	001-37973	81-2683619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 First Avenue North Fargo, North Dakota
(Address of principal executive offices)

58102
(Zip code)

(701) 298-4200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NODK	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [ ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

On November 20, 2024, NI Holdings, Inc. (the “Company”) determined to appoint its current Executive Vice President, Treasurer and Chief Financial Officer, Seth C. Daggett, as the Company’s President and Chief Executive Officer and a member of the Board of Directors, effective December 1, 2024.

Effective December 1, 2024, Mr. Daggett will transition from his role as Chief Financial Officer to President and Chief Executive Officer. Ms. Cindy L. Launer, the current Interim Chief Executive Officer of the Company and a member of the Company’s Board of Directors, will step down from her position as Interim Chief Executive Officer effective November 30, 2024. Ms. Launer will continue to serve as a member of the Board of Directors and receive compensation for such service consistent with the Company’s compensation program for non-employee directors, as described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 10, 2024.

Mr. Daggett, age 46, joined the Company as Executive Vice President of Strategy in September 2019, and became Executive Vice President, Treasurer and Chief Financial Officer in May 2021. Prior to joining the Company, Mr. Daggett was Chief Financial Officer and Treasurer of RAM Mutual Insurance Company, Senior Director, Finance at Travelers Companies, Inc., and began his career as an auditor at Deloitte. Mr. Daggett has over 20 years of experience in the property/casualty insurance industry. Mr. Daggett graduated from the University of North Dakota with Bachelor’s degrees in Financial Management and Accounting and is a Certified Public Accountant.

In connection with the foregoing, as determined and approved by the Compensation Committee of our Board of Directors, effective December 1, 2024, Mr. Daggett’s compensation as Chief Executive Officer will consist of the following: (a) annual base salary of $700,000, (b) annual short-term incentive equal to 80% of base salary, with payout percentages of 50% on threshold, 80% on target, and 140% on stretch (c) annual long-term incentive equal to 100% of base salary, (d) one-time cash bonus of $100,000, and (e) one-time grant of Restricted Stock Units with a value of $240,000 pursuant to the Company’s 2020 Stock and Incentive Plan, based on the closing price of the Company’s common stock on the grant date determined by the Board of Directors, with a three-year vesting term. In addition, the Company has agreed to amend Mr. Daggett’s employment agreement to provide that severance payments will be based, in part, on his current target short-term incentive bonus, rather than the average bonus paid over the prior three years.

There are no arrangements or understandings between Mr. Daggett and any other person pursuant to which he was selected as Chief Executive Officer or a director. There are no family relationships between Mr. Daggett and any director or executive officer of the Company, and Mr. Daggett does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Interim Chief Financial Officer

On November 20, 2024, the Company determined to appoint Matt Maki, Vice President, Financial Planning and Analysis of the Company, as the Company’s Interim Chief Financial Officer, effective December 1, 2024. As the Interim Chief Financial Officer, Mr. Maki will function as the Company’s Principal Financial and Accounting Officer for SEC reporting purposes. As determined and approved by the Compensation Committee of our Board of Directors, during his service as the Interim Chief Financial Officer, in addition to his compensation for service as the Company’s Vice President, Financial Planning and Analysis, Mr. Maki will receive $25,000 per month, with 40% to be paid in cash and 60% to be paid in RSUs pursuant to the Company’s 2020 Stock and Incentive Plan, based on the closing price of the Company’s common stock on December 1, 2024, with a three-year vesting term. Mr. Maki will continue to serve as Vice President, Financial Planning and Analysis of the Company, where his compensation consists of the following: (a) annual base salary of $320,000, (b) annual short-term incentive equal to 40% of base salary, with payout percentages of 20% on threshold, 40% on target, and 80% on stretch, and (c) annual long-term incentive equal to 40% of base salary. The Company will immediately commence a search process for the position of Chief Financial Officer of the Company.

Mr. Maki, age 38, joined the Company as Vice President, Financial Planning and Analysis in August 2020. Before joining the Company, Mr. Maki was Vice President of Accounting and Treasurer of RAM Mutual Insurance Company from August 2019 until August 2020. Prior to that, Mr. Maki served in various other finance-related roles at RAM Mutual Insurance Company and Travelers Companies, Inc. He began his career as an auditor at Ernst & Young. Mr. Maki graduated from the University of Wisconsin – Eau Claire and is a Certified Public Accountant.

There are no family relationships between Mr. Maki and any director or executive officer of the Company, and Mr. Maki does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Departure of Senior Vice President, Operations

On November 20, 2024, Patrick W. Duncan, Senior Vice President, Operations of the Company, and the Company agreed that Mr. Duncan’s last date of employment as Senior Vice President, Operations was November 20, 2024. Because Mr. Duncan’s departure is the result of a termination without cause as defined in his employment agreement, the Company expects to pay approximately $859,706 in termination payments to Mr. Duncan, subject to the Company and Mr. Duncan entering into a mutually agreeable separation agreement. In addition, the Company expects to continue to pay Mr. Duncan’s health benefits for 24 months or, in the alternative, pay to him an amount equal to the cost of obtaining such coverage.

Item 7.01.	Regulation FD Disclosure.

On November 22, 2024 the Company issued a press release announcing the appointment of Mr. Daggett as Chief Executive Officer and Mr. Maki as Interim Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general language in such filing, unless it is specifically identified therein as being incorporated therein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated November 22, 2024.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NI Holdings, Inc.

Date: November 22, 2024	By:	/s/ Cindy L. Launer
Cindy L. Launer
Interim Chief Executive Officer